UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 18, 2016
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 18, 2016, Ferdinand J. Rossi announced his retirement from the Board of Directors of the Registrant and its wholly-owned subsidiary, Millington Bank, with such retirement to be effective as of December 31, 2016.  Mr. Rossi has agreed to continue his service to the Registrant after his retirement in the capacity as an Emeritus Director.  The Registrant and Mr. Rossi have entered into the MSB Financial Corp. Emeritus Director Agreement (the "Agreement") dated November 18, 2016 which sets forth Mr. Rossi's duties in such capacity and the compensation to be received which will consist solely of the continued vesting of his restricted stock award during the term of his service as an Emeritus Director.  Mr. Rossi has agreed that all unvested stock option awards will be forfeited as of the date of his retirement.  A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	MSB Financial Corp. Emeritus Director Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: November 21, 2016		Michael A. Shriner President and Chief Executive Officer